UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024

CompoSecure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39687	85-2749902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Pierce Street Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 518-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	CMPO	Nasdaq Global Market

Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock	CMPOW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 8, 2024, CompoSecure, Inc. (the “Company”) and CompoSecure Holdings, L.L.C. (the “Operating Subsidiary”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (“J.P. Morgan”), BofA Securities, Inc. (“BofA”), and TD Securities (USA) LLC (“Cowen”) as the representatives (the “Representatives”) of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), and the selling stockholders listed in Schedule 2 thereto (collectively, the “Selling Stockholders”), in connection with its previously announced underwritten secondary offering (the “Offering”) of an aggregate amount of 7,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) (the “Shares”), excluding any over-allotment option, to be sold by the Selling Stockholders at a purchase price of $6.50 per share before underwriting discounts and commissions. The Offering is expected to close on May 13, 2024.

The Selling Stockholders will receive all of the proceeds from the Offering. The Company will not sell any shares of Class A Common Stock in the Offering and will not receive any proceeds from the sale by the Selling Stockholders of shares of Class A Common Stock in the Offering.

The Offering is being made pursuant to a prospectus supplement dated May 9, 2024 and an accompanying prospectus dated March 17, 2023, pursuant to a Registration Statement on Form S-1 (No. 333-262341), as amended by Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (including a prospectus) filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 10, 2023 and most recently declared effective by the Commission on March 17, 2023.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, the Operating Subsidiary and the Selling Stockholders, customary conditions to closing, indemnification and contribution obligations of the Company, the Operating Subsidiary, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and which is incorporated herein by reference.

A copy of the legal opinion and consent of Morgan, Lewis & Bockius, LLP relating to the Shares is filed as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01	Regulation FD Disclosure

The full text of the press release issued on May 9, 2024, announcing the pricing of the Offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On May 9, 2024, the Underwriters notified the Company that they had exercised their over-allotment option for the Offering in full. The closing of the over-allotment option is expected to close on May 13, 2024 with rest of the Offering.

The information set forth in Item 7.01 of this Report and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 8, 2024, by and among CompoSecure, Inc., CompoSecure Holdings, L.L.C., J.P. Morgan Securities LLC, BofA Securities, Inc., TD Securities (USA) LLC and the other underwriters named therein, and the selling stockholders named therein.
5.1	Legal Opinion of Morgan, Lewis & Bockius, LLP
23.1	Consent of Morgan, Lewis & Bockius, LLP (included in Exhibit 5.1)
99.1	Press Release of the Company issued May 9, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSECURE, INC.

Date: May 9, 2024	By:	/s/ Timothy Fitzsimmons
Timothy Fitzsimmons
Chief Financial Officer